Exhibit T3A-8

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "SANDRIDGE HOLDINGS, INC.", FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF NOVEMBER, A.D. 2006, AT 10:15 O'CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

4250995 8100

061040433

AUTHENTICATION: 5192966

DATE: 11-14-06

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:28 AM 11/14/2006
FILED 10:15 AM 11/14/2006
SRV 061040433 - 4250995 FILE

CERTIFICATE OF INCORPORATION

OF

SANDRIDGE HOLDINGS, INC.

The undersigned, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the Delaware General Corporation Law ("DGCL"), hereby certifies that:

ARTICLE ONE

The name of the Corporation is SandRidge Holdings, Inc.

ARTICLE TWO

The registered office and registered agent of the Corporation is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

ARTICLE THREE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE FOUR

The total number of shares of stock which the Corporation is authorized to issue is one hundred (100) shares of common stock, par value $0.01 per share ("Common Stock").

ARTICLE FIVE

The name and mailing address of the incorporator are as follows:

NAME	MAILING ADDRESS
Atif I. Azher	Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017

ARTICLE SIX

The Corporation is to have perpetual existence.

ARTICLE SEVEN

In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation, acting by majority vote, may alter, amend or repeal the Bylaws of the Corporation.

ARTICLE EIGHT

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation. Election of directors need not be by written ballot unless the Bylaws of the corporation so provide.

ARTICLE NINE

Except as otherwise provided by the DGCL as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article Nine by the stockholders of the Corporation shall not adversely affect any right of protection of a director of the Corporation existing at the time of such repeal or modification.

IN WITNESS WHEREOF, the undersigned has signed this Certificate of Incorporation on November 14, 2006.

Atif I. Azher
Sole Incorporator